Exhibit 10.4

ACCURIDE CORPORATION

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of                            by and among Accuride Corporation, a Delaware corporation (the “Company”) and                       (the “Indemnitee).

RECITALS

The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.

The Bylaws of the Company (the “Bylaws”) require indemnification of the officers and directors of the Company, and Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).

The Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification.

The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and available insurance as adequate under the present circumstances, and Indemnitee and agents of the Company may not be willing to serve as agents of the Company without additional protection.

The Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure Indemnitee that there will be increased certainty of such protection in the future.

It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law, regardless of any amendment or revocation of the Company’s Certificate of Incorporation (the “Charter”) or Bylaws, so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

This Agreement is supplemental to and in furtherance of the indemnification provided in the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrograte any rights of Indemnitee thereunder.

Indemnitee has certain rights to indemnification and/or insurance provided by Sun (as defined herein), which the Company and Indemnitee intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1.                                      Indemnification.

(a)                                  Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement (any of the foregoing, a “Proceeding”), other than a Proceeding by or in the right of the Company, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)                                 Proceedings By or in the Right of the Company.  The Company shall indemnify Indemnitee if Indemnitee was or is, or is threatened to be made, a party to or a participant in any Proceeding by or in right of the Company or any subsidiary of the Company to procure a judgment in the Company’s favor, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall have been made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of Indemnitee’s duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)                                  Mandatory Payment of Expenses.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all expenses (including attorney’s fees) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 1(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d)                                 Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his status as a current or former director, officer, employee, agent or trustee of the Company or of any other enterprise which Indemnitee is or was serving at the request of the Company, a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith.

2.                                      Contribution.

(a)                                  Whether or not the indemnification provided in Section 1 above is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee.  The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)                                 Without diminishing or impairing the obligations of the Company set forth in Section 2(a) above, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered.  The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)                                  The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee.

(d)                                 To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses (including attorneys’ fees), in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

3.                                      No Employment Rights.  Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.  The foregoing nothwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director, officer, employee or agent of the Company.

4.                                      Expenses; Indemnification Procedure.

(a)                                  Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding referred to in Section 1 hereof (including amounts actually paid in settlement of any such Proceeding).  Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Indemnitee shall qualify for advances upon the execution and deliver to the Company of this Agreement and Indemnitee hereby undertakes to the fullest extent required by law to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.  The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein.  Nothing in this Section 4(a) shall limit Indemnitee’s right to advancement of Enforcement Expenses pursuant to Section 4(c).

(b)                                 Notice/Cooperation by Indemnitee.  Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement.  Failure of the Indemnitee to give the Company notice of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement shall not prevent Indemnitee from obtaining indemnification and advancement of expenses hereunder, except to the extent (and only to the extent) failure to give such notice has increased the damages to the Company hereunder.  Notice to the Company shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 14(d) below. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall reasonably be within Indemnitee’s power.

(c)                                  Procedure.  Any indemnification and advances provided for in this Agreement shall be made no later than twenty (20) days after receipt of the written request of Indemnitee.  If a claim under this Agreement, under any statute, or under any provision of the Charter or Bylaws providing for indemnification, is not paid in full by the Company within twenty (20) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 12 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action (such expenses, “Enforcement Expenses”), regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification or advances.  In any judicial proceeding or arbitration commenced pursuant to this Section 4(c), the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.  The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(c) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that

Indemnitee has not met the standards of conduct which make it permissable under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 4(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.  It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including the Board, any committee or subgroup of the Board, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including the Board, any committee or subgroup of the Board, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)                                 Notice to Insurers.  To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or trustees of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or trustee under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to Section 4(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)                                  Selection of Counsel.  In the event the Company shall be obligated under Section 4(a) hereof to pay the expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

5.                                      Additional Indemnification Rights: Nonexclusivitv.

(a)                                  Scope.  Notwithstanding any other provision of his Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Charter, the Bylaws or by statute.  In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)                                 Nonexclusivitv.  The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Charter, the Bylaws, any agreement, any vote of stockholders or disinterested members of the Board, the DGCL, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any covered Proceeding.

6.                                      Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

7.                                      Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.  For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

8.                                      Officer and Director Liability Insurance.  For so long as Indemnitee serves on the Board, the Company shall continue in effect, and take all reasonable action necessary to maintain and provide, “directors and officers” insurance with coverage levels at least as great as those in effect immediately prior to the date hereof and covering the Indemnitee; provided, that the Company may adjust and/or reduce such coverage levels from time to time with the prior approval of two-thirds (2/3rds) of the directors.  In all policies of director and officer liability insurance, Indemnnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer, or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee.

9.                                      Severability.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.  The provisions of this Agreement shall be severable as provided in this Section 9.  If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then (a) such invalidated provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto, (b) the Company shall nevertheless indemnify Indemnitee to give the maximum effect to the intent of the parties hereto, and (c) the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

10.                               Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)                                  Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the DGCL, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

(b)                                 Lack of Good Faith.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction finally determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c)                                  Insured Claims.  To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company; or

(d)                                 Claims under Section 16(b).  To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

11.                               Construction of Certain Phrases.

(a)                                  For purposes of this Agreement references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employee or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture; trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)                                 For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

12.                               Attorneys’ Fees.  In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as apart of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

13.                                 Representations and Warranties of the Company.  The Company hereby represents and warrants to Indemnitee as follows:

(a)                                  Authority.  The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b)                                 Enforceability.  This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally or by general principles of equity.

14.                               Miscellaneous.

(a)                                  Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.

(b)                                 Entire Agreement; Enforcement of Rights.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)                                  Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(d)                                 Notices.  Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e)                                  Counterparts and Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  Executed signature pages to this Agreement may be delivered by electronic facsimile (including via electronic mail) and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(f)                                    Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

(g)                                 Subrogation.

(1)                                  The Company hereby acknowledges that Indemnitee has certain rights to advancement, indemnification and/or insurance by Sun Capital Partners V, L.P., a Cayman Islands exempted limited partnership, Sun Capital Advisors V, L.P., a Cayman Islands exempted limited partnership, Sun Capital Partners V, Ltd., a Cayman Islands exempted company, Sun Capital Securities Fund, LP, a Delaware limited partnership, Sun Capital Securities Advisors, LP, a Delaware limited partnership, Sun Capital Securities, LLC, a Delaware limited liability company, Sun Capital Securities Offshore Fund, Ltd., a Cayman Islands exempted company, Sun Capital Securities Management, LLC, a Delaware limited liability company, Sun Capital Master Securities Fund III, L.P., a Caymans Islands exempted limited partnership, Sun Capital Securities Fund III, LP, a Delaware limited partnership, Sun Capital Securities Advisors III, L.P., a Cayman Islands exempted limited partnership, Sun

Capital Securities III, Ltd., a Cayman Islands exempted company, Sun Capital Securities Management III, LP, a Delaware limited partnership, and Sun Capital Securities III, LLC, a Delaware limited liability company (collectively, “Sun”) and certain of its affiliates (collectively, the “Fund Indemnitors”).  The Company and Indemnitee hereby agree that the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and those of the Fund Indemnitors are secondary), that the Company shall be liable for the full amount of payments of advancement and indemnification required by this Agreement and that the Company irrevocably and unconditionally waives any claims against the Fund Indemnitors for contribution, subrogration or any other recovery of any kind for which the Company is liable pursuant to this Agreement.  The Company further agrees that no payment for advancement or indemnification by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought payment from the Company shall affect the foregoing, and the Fund Indemnitors, to the extent of such payment, shall have a right (at its sole election) of contribution and/or be subrogated to all of the rights of recovery of Indemnitee against the Company.

(2)                                  Except as provided in Section 14(g)(1) above, in the event of advancement or indemnification under this Agreement, the Company, to the extent of such payment, shall be subrogated to all of the rights of contribution or recovery of Indemnitee against other persons (other than the Fund Indemnitors), and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to effectively bring suit to enforce such rights.

(h)                                 Third-Party Beneficiaries.  Each of the Fund Indemnitors shall be considered an express third-party beneficiary hereunder and shall enjoy all rights, including the rights set forth in Section 14(g) above, that a party hereunder enjoys and shall enjoy such rights to the same extent as a party hereunder.

[Signature Page Follows]

The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.

ACCURIDE CORPORATION

By:

Title:

	Address:	7140 Office Circle
Evansville, IN 47715

AGREED TO AND ACCEPTED:

By:
Name:

Address:

Signature Page to Indemnification Agreement